Exhibit 99.1

iCAD Reports Financial Results for Fourth Quarter ended December 31, 2022 and Year End

Strategy focused on profitability by end of 2024, using current cash on hand

New leadership to host conference call and webcast today at 4:30 PM ET

NASHUA, N.H. – March 28, 2023 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the twelve months ended December 31, 2022.

Highlights:

•	Company continues to invest in Detection business, driving commercial growth through global adoption of Breast AI Suite while exploring strategic options for Therapy segment

•	Several strategic partnership agreements signed in Q4, including Google Health and Solis Mammography, positioning the Company for growth

•	Promising clinical research reaffirms clinical value and utility of Breast AI Suite

•	Company reduces annualized expenses by $4.3 to $4.6 million and decreases annualized cash burn by $4.9 to $5.2 million

“In the battle against cancer, we see early detection and diagnosis as a key part in transforming the patient journey and quality of care. Breast cancer is the most common cancer in women worldwide and the second leading cause of cancer death among women in the U.S. With iCAD’s early detection technology, we have the ability to detect cancers early, giving individuals the opportunity for more positive outcomes and more lives saved. The body of evidence supporting our Breast AI suite continues to grow, and we are committed to upholding our vision to be the world’s most pervasive and personalized suite of AI cancer detection solutions. We look forward to strengthening our focus to rapidly advance our progress in this area,” said Dana Brown, President and CEO of iCAD, Inc.

“We are amidst an exciting period of transition across many aspects of the Company, including the shift to a partnership approach for both select elements of our business as well as our go-to-market strategy. Several key partnerships and agreements were signed in Q4, including a strategic development and commercialization agreement with Google Health, which is positioned to improve our market-leading AI solutions for mammography, expand access to our technology to millions of women and providers worldwide, and accelerate time to market for our own cloud-based SaaS solution planned for 2024. We are also continuing to strengthen our partnership with Solis Mammography, the largest independent provider of breast screening and diagnostic services in the U.S. We remain enthusiastic about the potential these partnerships present in 2023 and beyond,” said Ms. Brown.

“While both the Therapy and Detection lines of business have significant market opportunity and potential, we believe our core competencies and focus need to be solely on Detection and our strategy around AI. We remain confident that the Xoft technology has the potential to positively impact the lives of cancer patients and the providers who care for them on a global scale. As we move through this time of transition, we want to explore strategic options that could accelerate the accessibility of this technology and provide more focus and synergies to its growth. As we explore these opportunities, we are projecting to be cash flow positive and reach profitability before the end of 2024. We believe these changes give us the runway needed to successfully navigate this business model transition without needing to raise additional capital,” said Ms. Brown.

Three Months Ended December 31, 2022 Financial Results

Total Detection and Therapy revenue for the fourth quarter of 2022 was $6.5 million, a decrease of $1.3 million, or 17%, as compared to the fourth quarter of 2021.

(in 000’s)	Three months ended December 31,
	2022	2021	$ Change	% Change
Product revenue	$3,155	$4,762	$(1,607)	-33.7%
Service and supplies revenue	3,334	3,046	288	9.5%

Total revenue	$6,489	$7,808	$(1,319)	-16.9%

Revenue: Cancer Detection revenue for the fourth quarter of 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $4.6 million, a decrease of 16%, as compared to the fourth quarter of 2021. Therapy revenue for the fourth quarter of 2022, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $1.9 million, a decrease of 20%, as compared to the fourth quarter of 2021.

(in 000’s)	Three months ended December 31,
	2022	2021	$ Change	% Change
Detection revenue
Product revenue	$2,673	$3,882	$(1,209)	-31.1%
Service and supplies revenue	1,961	1,622	339	20.9%

Detection revenue	$4,634	$5,504	$(870)	-15.8%

Therapy revenue
Product revenue	$401	$880	$(479)	-54.4%
Service and supplies revenue	1,454	1,423	31	2.2%

Therapy revenue	$1,855	$2,303	$(448)	-19.5%

Total revenue	$6,489	$7,807	$(1,318)	-16.9%

Gross Profit: Gross profit for the fourth quarter of 2022 was $4.6 million, or 71% of revenue, as compared to $5.7 million, or 73% of revenue, in the fourth quarter of 2021.

Operating Expenses: Total operating expenses for the fourth quarter of 2022 were $8.0 million, a 19% decrease from $9.9 million in the fourth quarter of 2021.

GAAP Net Loss: Net loss for the fourth quarter of 2022 was ($3.1) million, or ($0.12) per diluted share, as compared to a net loss of ($4.1) million, or ($0.17) per diluted share, for the fourth quarter of 2021.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the fourth quarter of 2022 was ($3.0) million, or ($0.12) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($4.1) million, or ($0.17) per diluted share, for the fourth quarter of 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended December 31, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2022 was a loss of ($2.8) million, a $0.5 million increase as compared to the fourth quarter 2021 Non-GAAP Adjusted EBITDA loss of ($3.3) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2022 and 2021, respectively.

Twelve Months Ended December 31, 2022 Financial Results

Revenues for the year ended December 31, 2022, were $27.9 million, a decrease of $5.7 million or 17% over $33.6 million in Fiscal 2021.

(in 000’s)	Twelve months ended December 31,
	2022	2021	$ Change	% Change
Product revenue	$15,398	$21,191	$(5,793)	-27.3%
Service and supplies revenue	12,546	12,447	99	0.8%

Total revenue	$27,944	$33,638	$(5,694)	-16.9%

Revenue: Cancer Detection revenue for the Twelve months ended December 31, 2022, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $19.8 million, a decrease of 10%, as compared to the Twelve months ended December 31, months ended December 31, 2021. Therapy revenue for the Twelve months ended December 31, months ended December 31, 2022, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $8.1 million, a decrease of 30%, as compared to Twelve months ended December 31, months ended December 31, 2021.

(in 000’s)	Twelve months ended December 31,
	2022	2021	$ Change	% Change
Detection revenue
Product revenue	$12,492	$15,661	$(3,169)	-20.2%
Service and supplies revenue	7,310	6,358	952	15.0%

Detection revenue	$19,802	$22,019	$(2,217)	-10.1%
Therapy revenue
Product revenue	$2,777	$7,924	$(5,147)	-65.0%
Service and supplies revenue	5,365	3,695	1,670	45.2%

Therapy revenue	$8,142	$11,619	$(3,477)	-29.9%

Total revenue	$27,944	$33,638	$(5,694)	-16.9%

Gross Profit: Gross profit for the Twelve months ended December 31, months ended December 31, 2022 was $19.8 million, or 71% of revenue, as compared to $24.2 million, or 72% of revenue, in the Twelve months ended December 31, months ended December 31, 2021.

Operating Expenses: Total operating expenses for the Twelve months ended December 31, months ended December 31, 2022 were $33.7 million, as compared to $35.0 million in the Twelve months ended December 31, months ended December 31, 2021.

GAAP Net Loss: Net loss for the Twelve months ended December 31, months ended December 31, 2022 was ($13.7) million, or ($0.54) per diluted share, as compared to a net loss of ($11.21) million, or ($0.45) per diluted share, for the Twelve months ended December 31, months ended December 31, 2021.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the Twelve months ended December 31, months ended December 31, 2022 was ($13.6) million, or ($0.54) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($10.7) million, or ($0.43) per diluted share, for the Twelve months ended December 31, months ended December 31, 2021. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the twelve-month periods ended December 31, 2022 and 2021, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the Twelve months ended December 31, months ended December 31, 2022 was a loss of ($11.7) million, a $4.4 million increase as compared to the Twelve months ended December 31, months ended December 31, 2021 Non-GAAP Adjusted EBITDA loss of ($7.3) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the twelve-month periods ended December 31, 2022 and 2021, respectively.

Conference Call

Tuesday, March 28, 2023 at 4:30 PM ET

Domestic:	888-506-0062
International:	973-528-0011
Conference ID:	864678
Webcast:	https://www.webcaster4.com/Webcast/Page/2879/47820

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,313	$34,282
Trade accounts receivable, net of allowance for doubtful accounts of $922 and $268 as of December 31, 2022 and December 31, 2021, respectively	8,898	8,891
Inventory, net	5,389	4,171
Prepaid expenses and other current assets	2,641	2,962

Total current assets	38,241	50,306

Property and equipment, net of accumulated depreciation of $2,135 and 7,106 as of December 31, 2022 and December 31, 2021, respectively	1,074	882
Operating lease assets	3,361	1,059
Other assets	69	899
Intangible assets, net of accumulated amortization of $8,925 and $8,724 as of December 31, 2022 and December 31, 2021, respectively	482	683
Deferred tax assets	116	—
Goodwill	8,362	8,362

Total assets	$51,705	$62,191

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,973	$2,779
Accrued and other expenses	4,681	5,642
Lease payable—current portion	582	889
Deferred revenue—current portion	6,216	5,652

Total current liabilities	13,452	14,962

Lease payable, net of current	2,803	266
Deferred revenue, net of current	542	441
Deferred tax	6	5

Total liabilities	16,803	15,674

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,446,407 as of December 31, 2022 and 25,326,086 as of December 31, 2021
Outstanding 25,260,747 as of December 31, 2022 and 25,140,255 as of December 31, 2021	254	253
Additional paid-in capital	302,899	300,859
Accumulated deficit	(266,836)	(253,180)
Treasury stock at cost, 185,831 shares as of both December 31, 2022 and December 31, 2021	(1,415)	(1,415)

Total stockholders’ equity	34,902	46,517

Total liabilities and stockholders’ equity	$51,705	$62,191

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Products	$3,155	$4,762	$15,398	$21,191
Service and supplies	3,334	3,046	12,546	12,447

Total revenue	6,489	7,808	27,944	33,638
Cost of revenue:
Products	1,321	1,061	5,852	5,653
Service and supplies	459	963	1,983	3,425
Amortization and depreciation	73	80	297	317

Total cost of revenue	1,853	2,104	8,132	9,395

Gross profit	4,636	5,704	19,812	24,243

Operating expenses:
Engineering and product development	1,813	2,449	8,593	9,194
Marketing and sales	3,218	4,396	13,691	15,135
General and administrative	2,894	2,945	11,234	10,406
Amortization and depreciation	44	62	224	240

Total operating expenses	7,969	9,852	33,742	34,975

Loss from operations	(3,333)	(4,148)	(13,930)	(10,732)
Other income/ (expense):
Interest expense	(2)	—	(10)	(141)
Interest income	124	—	213	15
Other loss	—	3	(45)	—
Loss on extinguishment of debt	—	—	—	(386)

Other expense, net	122	3	158	(512)
Loss before provision for income taxes	(3,211)	(4,145)	(13,772)	(11,244)

Benefit (Provision) for tax expense	116	(1)	116	(1)

Net loss and comprehensive loss	$(3,095)	$(4,146)	$(13,656)	$(11,245)

Net loss per share:
Basic and diluted	$(0.12)	$(0.17)	$(0.54)	$(0.45)

Weighted average number of shares used in computing loss per share:	25,260	25,125	25,202	24,778

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Twelve Months ended December 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(13,656)	$(11,245)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	211	230
Depreciation	310	327
Non-cash lease expense	708	778
Bad debt provision	732	167
Stock-based compensation	1,686	2,783
Amortization of debt discount and debt costs	—	17
Loss on extinguishment of debt	—	386
Loss on disposal of assets	—	97
Deferred tax	(116)	1
Other, net	10	—
Changes in operating assets and liabilities:
Accounts receivable	(739)	969
Inventory	(1,218)	(1,027)
Prepaid and other assets	1,152	391
Accounts payable	(806)	(90)
Accrued and other expenses	(961)	(2,123)
Lease liabilities	(767)	(778)
Deferred revenue	665	(291)

Total adjustments	867	1,837

Net cash used for operating activities	(12,789)	(9,408)

Cash flow from investing activities:
Additions to patents, technology and other	(10)	(24)
Additions to property and equipment	(524)	(563)

Net cash used for investing activities	(534)	(587)

Cash flow from financing activities:
Issuance of common stock for cash, net	—	23,229
Proceeds from option exercises pursuant to stock option plans	206	257
Proceeds from issuance of common stock pursuant to Employee Stock Purchase Plans	148	1,027
Taxes paid related to restricted stock activity	—	(59)

Principal payment of notes payable	—	(7,363)
Issuance of stock upon conversion of debentures	—	—
Taxes paid related to restricted stock activity	—	—
Net cash provided by financing activities	354	17,091

(Decrease) increase in cash and cash equivalents	(12,969)	7,096
Cash and cash equivalents, beginning of period	34,282	27,186

Cash and cash equivalents, end of period	$21,313	$34,282

Supplemental disclosure of cash flow information:
Interest paid	$9	$172

Taxes paid	—	—
Right-of-use assets obtained in exchange for new operating lease liabilities	$3,011	$79

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP Net Loss	$(3,095)	$(4,146)	$(13,656)	$(11,245)
Interest expense	2	—	10	141
Interest income	(124)	—	(213)	—
Other expense	—	(3)	—	(15)
Stock compensation	317	681	1,686	2,783
Depreciation & amortization	117	139	521	557
Severance and Furlough	100	25	100	25
Tax (benefit) expense	(116)	1	(116)	1
Loss from extinguishment of debt	—	—	—	386
Litigation related	—	—	—	117

Non-GAAP Adjusted EBITDA	$(2,799)	$(3,303)	$(11,668)	$(7,250)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP Net Loss	$(3,095)	$(4,146)	$(13,656)	$(11,245)
Adjustments to Net Loss:
Severance and Furlough	100	25	100	25
Loss from extinguishment of debt	—	—	—	386
Litigation related	—	—	—	117

Non-GAAP Adjusted Net Loss	$(2,995)	$(4,121)	$(13,556)	$(10,717)

Net Loss per share—basic and diluted
GAAP Net Loss per share	$(0.12)	$(0.17)	$(0.54)	$(0.45)
Adjustments to Net Loss (as detailed above)	—	—	—	0.02

Non-GAAP Adjusted Net Loss per share	$(0.12)	$(0.17)	$(0.54)	$(0.43)